Exhibit 10.89

Collaboration Agreement

JAGUAR HEALTH INC. and SEED MENA BUSINESSMEN SERVICES L.L.C.

17th Floor, Burjuman Business Center	p. +971 4 325 2444	info@seedgroup.com
Bur Dubai, United Arab Emirates	f. +971 4 3858 333	www.seedgroup.com

This Revenue Sharing Agreement is made and entered into this on 13 December 2017 in the Emirate of Dubai, by and between:

SEED MENA BUSINESSMEN SERVICES L.L.C, a corporation organized and existing in accordance with the laws of Dubai, United Arab Emirates, and having its principal place of business at Burjuman Business Tower, Dubai, United Arab Emirates, hereafter referred to as “SEED” or the First Party (which expression shall unless excluded by or repugnant to the context be deemed to include its successors-in-title, authorized representatives, administrators and permitted assigns) and represented in this Agreement by its Chief Executive Officer, Mr. Hisham Al Gurg, UAE National and holder of Passport No: A2555704; of the First Party

And

JAGUAR HEALTH INC., having its principal offices located at California, United States of America hereafter referred to as “Jaguar” or the “Second Party” (which expression shall, unless excluded by or repugnant to the context be deemed to include its authorized representatives, administrators, successors-in-title and permitted assigns) and represented in this Agreement by Mr. Lisa Conte National of USA, holder of Passport No: 505425058 of the Second Party.

The First Party and the Second Party, shall be hereinafter and where so permitted by the context be individually called the “Party” and collectively the “Parties.”

REVENUE SHARING AGREEMENT	CONFIDENTIAL

INITIALS	DECEMBER 2017	INITIALS

RECITALS

WHEREAS;

A.            The First Party is a Limited Liability Company, incorporated in the Emirate of Dubai and is the holder of License No: 653498, issued by the Department of Economic Development, Government of Dubai, whereby it has been licensed to undertake the activities of ‘Business Services’.

B.            The Second Party desires to set up to engage in the business of trading of animal supplements in the United Arab Emirates and for the purpose and for related activities and assistance, the Second Party desires to collaborate or partner with appropriate organizations, entities, and governments, including SEED and its partners from time to time.

C.            SEED is capable of supporting the business development activities and initiatives of the Second Party inter-alia by way of tangible and intangible support as may be requested by the Second Party from time to time in consonance with the mutually agreed upon business plan. In consideration thereof, the Second Party has agreed to enter into a Revenue Sharing Arrangement with SEED, in order to enable it to benefit from SEED’s expertise and contacts, on the terms and conditions stated hereunder.

Now therefore, in consideration of the foregoing premises, undertakings, agreements, covenants and mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties intending to be legally bound have agreed as follows:

ARTICLE 1 - DEFINITIONS

In this Agreement, unless the context otherwise requires, the following expressions shall have the same meaning as set out against each other:

•                  “Agreement” means this Revenue Sharing Agreement including all the schedules attached hereto.

•                  “Business” means the business being carried on by the Second Party from time to time (including through Business Partners)

•                  “Business Days” shall mean days (other than a Friday and a Saturday) on which companies in the UAE are generally open for business.

•                  “Business Partners” means the business associates of the Second Party or the Promoter in the territory of UAE and shall include any existing or future Business Partners of the Second Party, through whom the Second Party facilitates their Business.

•                  “Business Plan” means the initial business plan of action for the Second Party, inter- alia setting out the Revenue Sharing Arrangement during the Project Implementation Period, including the Project cost, benefit from the Project, etc. annexed hereto as Annexure A.

•                  “Cumulative Amount” means the total envisaged revenue share amount based on a percentage of Operating Revenues of the Project Implementation as envisaged in the Business Plan, which may be revised downwards in case of any change in the Business Plan that shall require such downward revision.

•                  “Focus Sectors” means the target sector of the Second Party products and services as enlisted in Annexure B.

•                  “Definitive Agreement” means this Agreement, (List may be further added or reduced), entered between the Parties along with their respective schedules, annexures and amendments, if any.

•                  “Operating Revenues” means the total revenue collected excluding outgoings or any similar taxes; and includes fees, commissions, payments received, revenue collected by the Second Party or by Business Partners which is included in the total revenue collected excluding service tax or any similar taxes.

•                  “Project” means the scheduled plan of activities undertaken by the Second Party under the Business Plan including the representations, undertakings and assurances given by the Second Party.

•                  “Project Implementation Period” means the period commencing from Year 2017 and ending at the completion of Year 2018 unless earlier terminated as provided for herein.

•                  “Promoter” means, the partner of the Second Party.

•                  “Revenue Sharing Arrangement” shall have the meaning ascribed to it in Article 2.

•                  “Year 1” onwards, on a case to case basis shall refer to the Year 2017.

ARTICLE 2 - REVENUE SHARING ARRANGEMENT

1.              Jaguar Health INC. agrees to pay SEED an ongoing percentage of the Operating Revenue generated out of any clients or partners introduced to Jaguar Health INC.by SEED, such percentage to be agreed by both parties.

2.              SEED agrees to be the strategic partner for Jaguar Health INC. in the UAE and provide the following services to Jaguar Health INC.:

a.              To capitalize on SEED’s existing network and contacts in the private and public sector in the UAE if needed for specific leads.

b.              To assist Jaguar Health INC.with any legal or financial requirements (does not include legal fees paid directly to law firm for legal proceedings).

3.              In consideration of mutual promises contained in Recitals of this Agreement, the Second Party hereby agrees to the Revenue Sharing Arrangement with SEED in accordance with the terms and conditions set out hereinafter during the Project Implementation Period.

4.              The Second Party hereby agrees to share Revenues with SEED as follows:

15% from the first $1M of Operating Revenues generated during the Project Implementation Period.

20% from any Operating Revenues generated following the first $1M during the Project Implementation Period.

5.              The Revenue Sharing Arrangement, commencing from the date of this Agreement, shall be subject to the timely disbursement, reimbursements and intangible support, as laid out in in this Agreement during the Project Implementation Period.

6.              The Second Party shall transfer the due amount as contemplated herein above, to the designated corporate bank account of SEED for every quarter for the respective year on or before the seventh day of the subsequent respective quarter of each year during the Project Implementation Period.

ARTICLE 3 - COVENANTS OF THE PARTIES

The Second Party covenants to SEED that:

1.              It shall transfer the amount as set out in Article 2, to the corporate bank account of SEED, in such time and manner as stipulated therein.

2.              It shall maintain records to substantiate the profit and loss account and balance sheet of the Promoter and the Second Party.

3.              It shall permit SEED and its duly authorized representatives to examine/inspect the records of the Promoter and the Second Party, subject to being provided with 15 (Fifteen) days advance notice.

4.              It shall cooperate with SEED and its duly authorized  representatives  during  the inspection, as contemplated in the clause above and facilitate expediting the process by providing access to all records and documents, as requested by SEED, promptly.

5.              It shall ensure compliance with all applicable laws in the UAE in the execution of the Agreement.

ARTICLE 4 - REPRESENTATIONS OF THE SECOND PARTY AND SEED

1.              The Second Party hereby, represents and warrants to SEED as follows:

a.              It has full legal power and authority to carry on its business and to enter into Agreement and perform all of its obligations hereunder and the same would not breach any of its agreements or obligations with any third party;

b.              Neither the execution nor delivery of this Agreement, nor the fulfillment or compliance with the terms and provisions hereof, will conflict with, or result in a breach of terms, conditions or provisions of, or constitute a default under, or result in any violation of its charter documents, or any agreement, restrictions, instrument, order, judgment, decree, statute, law, rule or regulation to which it is subject, or require any consent, approval or other action by any court or administrative or Governmental body.

c.               It shall comply with all applicable laws, rules, regulations and Government orders, in performing its obligations under this Agreement.

d.              It has not provided any false declaration or suppressed any material information.

e.               All the representations made herein and otherwise, either in writing or orally are true and correct and the Second Party further confirms that the representations contained herein shall be deemed to be repeated by the Second Party on and as of each day from the date of this Agreement till the expiry of the same.

2.              SEED hereby, represents  and  warrants  to  the  Second  Party  that  it  is  duly  incorporated and has full legal power and authority to carry on its business and to enter into Agreement and perform all of its obligation hereunder and the same would not breach any of its agreements or obligations with any third party.

ARTICLE 5 - TERM AND TERMINATION

1.              Either Party shall have the right to terminate this Agreement forthwith on the happening  of any of the following events:

a.              Either Party commits a material breach of any provision or covenant under the Definitive Agreements.

b.              Any representation or warranty given by Either Party is found to be untrue.

c.               Either Party is ordered to be wound up by a court of law or is deemed to be unable to pay its debts.

d.              Either Party voluntarily initiates any proceedings / takes any action for its winding up, liquidation, merger arrangement with its creditors.

e.               A receiver/liquidator/court custodian is appointed by a court of competent jurisdiction with respect to the assets or properties of Either Party.

2.              Either party may terminate this Agreement and/or the Definitive Agreement(s) for any reason upon ninety (90) days advance written notice to the Other Party.

3.              This Agreement shall be effective from the date of execution and shall be automatically renewed unless terminated in accordance with the provisions of this Agreement or upon termination of any of the Definitive Agreements, whichever is earlier.

4.              Notwithstanding anything provided elsewhere in this Agreement or any Definitive Agreement, upon this Agreement ceasing to have effect for any reasons whatsoever, the obligations of the Second Party to make payment to SEED as set out in Article 2 hereinabove shall survive specifically any Operating Revenues generated from any clients or partners introduced to Jaguar Health INC.by SEED, during the Project Implementation Period.

5.              In the event of failure on part of the Second Party to pay the amount as required under Article 2, which is due and payable, or in the event of termination of the Agreement for any reason attributable to the Second Party hereunder, SEED shall have the right to invoke legal proceedings for any amount due and outstanding, at the sole cost, risk and expense of the Second Party and the Promoter.

ARTICLE 6 - CONFIDENTIALITY

1.              Each recognizes, accepts and agrees that all the information obtained or disclosed, including, but not limited to all data, documents, applications, papers, statements, slips, programs, plans and/or any business, marketing strategies/plans and any and all other business secrets, confidential knowledge or information of the Other Party relating to its business practices and procedures (hereinafter collectively referred to as ‘Confidential Information’) which may be provided or communicated in connection with this Agreement, and/or in the course of performance under this Agreement, is, shall be and shall remain the sole property of the Party making the disclosure and shall be of a strictly private and confidential nature and shall be treated as confidential by that Party except in cases where:

a.              Such information is in the public domain at the time of disclosure;

b.              The information comes into the public domain other than as a result of a wrongful act or omission on the part of the Party receiving the information or any one or more of the employee(s) / personnel thereof; or

c.               The information is disclosed by a third party in such circumstances which do not involve a breach of any obligation of confidentiality owed to either Party.

2.              During the period of this Agreement and thereafter, neither Party shall make use of any such Confidential Information for any purpose whatsoever which is not necessary for the discharge of its obligations under this Agreement, or to the disadvantage of the Other Party providing such Confidential Information.

3.              All Confidential Information shall be returned forthwith to the Disclosing Party on the expiry or termination of this Agreement.

ARTICLE 7 - FORCE MAJEURE

1.              Neither Party shall be responsible for the failure to perform any obligation otherwise due under this Agreement as a result of any event beyond the reasonable control of such Party and which could not have been foreseen due to any enactment of laws, regulations, or as a result of events, such as war, acts of public enemies, terrorism, fires, floods, acts of God, strikes (being only national or regional strikes) or any causes beyond the reasonable control of such Party.

2.              Notwithstanding  the   above,   the   Party   so   prevented   from   performing   its obligations under this Agreement due to a force majeure event shall immediately inform the other Party of the occurrence of such event and shall make best efforts to alleviate the effects of such force majeure event by any actions that may be reasonably possible.

3.              If a force majeure event continues to prevent or delay performance of such Party for more than 60 (sixty) Business Days from the date of occurrence, the other Party may terminate this Agreement, effective immediately upon written notice to such Party.

ARTICLE 8 - GOVERNING LAW AND DISPUTE RESOLUTION

1.              This Agreement shall be construed, interpreted and applied in accordance with the laws of the United Arab Emirates as applicable in the Emirate of Dubai.

2.              It is hereby agreed by the ‘Parties’ herein that all disputes and differences, court proceedings and other proceedings for the enforcement of the rights and obligations envisaged under this Agreement shall be taken at the appropriate Courts in Dubai to the exclusion of all the other Courts. This Agreement being entered into in Dubai, the court or authority in Dubai would have the jurisdiction.

ARTICLE 9 - NOTICE

Any notice or request to be given or made by a Party to the other shall be in writing and posted, delivered personally or sent by courier, registered or certified mail. Such notice or request shall be deemed to have been duly received by the Party to whom it is addressed if it is given or made at such Party’s address.

Either Party from time to time may change its address or other information for the purpose of notices to such Party by giving notice specifying such change to the other Party.

ARTICLE 10 - AMENDMENT

This Agreement may only be amended by an Agreement executed in writing and signed by both Parties.

ARTICLE 11 - ENTIRE AGREEMENT

This Agreement and any other documents attached hereto or referred to herein, integrate all the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

ARTICLE 12 - WAIVER

1.              Waiver by either Party of any default by the other Party in the observance and performance of any provision of or obligations under this Agreement:

a.              Shall not operate or be construed as a waiver of any other or subsequent default hereof or of other provisions or obligations under this Agreement;

b.              Shall not be effective unless it is in writing and executed by a duly authorized representative of such Party; and

c.               Shall not affect the validity or enforceability of this Agreement in any manner.

2.              Neither the failure by either Party to insist on any occasion upon the performance of the terms, conditions and provisions of this Agreement or any obligation hereunder, nor time or other indulgence granted by a Party to the other Party shall be treated or deemed as waiver/breach of any terms, conditions or provisions of this Agreement.

ARTICLE 13 - SEVERANCE

Where any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement, which shall remain in full force and effect. If any such invalidity or unenforceability substantially alter the commercial basis of this Agreement, the Parties shall negotiate in good faith to amend and modify the provisions of this Agreement to the extent possible.

ARTICLE 14 - RELATIONSHIP

1.              The relationship between SEED and the Second Party under this Agreement will be on a principal to principal basis. Nothing in this Agreement shall be taken as to constitute the Second Party or any of its personnel, assignee, representative or any other person, as an employee or agent of SEED. The Parties undertake that none of their personnel shall be construed in any manner, either expressly or by implication, as the employees or agents of SEED.

2.              SEED and the Second Party acknowledge that:

a.              Neither is the legal representative, agent, joint venture or partner of the other for any purposes; and

b.              Neither of them has any right or authority to assume or create any obligations of any kind or to make any representations or warranties, whether express or implied, on behalf of the other or to bind the other in any respect.

3.              The Second Party further acknowledges that neither it nor its personnel, agents or representatives shall be entitled to make representations or give or purport to give warranties either on their own behalf or on behalf of SEED.

ARTICLE 15 - ASSIGNMENT

Neither Party have right to assign its obligations or rights under this Agreement in whole or in part, or transfer or modify or sub contract this Agreement in favour of any third party save and except with the prior written approval of the other Party.

IN WITNESS THEREOF, the parties in their free volition and full understanding with the intent to legally bind themselves to this Agreement execute this Agreement through their duly authorised personnels:

JAGUAR HEALTH INC.		SEED MENA BUSINESSMEN SERVICES L.L.C

Name:	Lisa A. Conte	Name:	Hisham Al Gurg

Title:	President & CEO	Title:	CEO

Date:	December 13, 2017	Date:	December 13, 2017

Signature:	/s/ Lisa A. Conte	Signature:	/s/ Hisham Al Gurg